Exhibit 99.1

Kadmon Announces Appointment of David E. Cohen, M.D., MPH, to Board of Directors

NEW YORK, February 7, 2019  – Kadmon Holdings, Inc. (NYSE: KDMN) today announced the appointment of David E. Cohen, M.D., MPH, to its Board of Directors. Dr. Cohen has held a variety of positions at the New York University School of Medicine, including as Chief of Allergy and Contact Dermatitis, Vice Chairman of Clinical Affairs, Director of Occupational and Environmental Dermatology, and the Charles C. and Dorothea E. Harris Professor of Dermatology.

“David brings to Kadmon a deep understanding of the research and treatment of immune and fibrotic disorders, which aligns perfectly with our near-term focus to bring promising new products to market in these therapeutic areas,” said Harlan W. Waksal, M.D., President and CEO at Kadmon. “David’s clinical expertise, along with his board and consultancy experience at several healthcare companies, will enrich the scientific acumen of our board and better position Kadmon for continued clinical progress.”

Dr. Cohen is the Charles C. and Dorothea E. Harris Professor of Dermatology at New York University School of Medicine, where he also serves as Chief of Allergy and Contact Dermatitis, Vice Chairman of Clinical Affairs, and Director of Occupational and Environmental Dermatology. Dr. Cohen joined the NYU faculty in 1994 and his work has concentrated on cutaneous allergic and toxic reactions to exogenous and photo-reactive chemicals and the interaction of environmental stressors on the skin. Dr. Cohen has previously served as a lecturer of Environmental Sciences at Columbia University School of Public Health. Dr. Cohen has been a member of the board of directors of Dermira since 2014 and had previously served as a scientific advisor to Dermira since its inception in 2010. Dr. Cohen served on the boards of directors of Vyteris from 2011 to 2012 and Connetics from 2005 until its sale to Stiefel in 2006.

Dr. Cohen is the Past President of the American Dermatological Association, and served as President of the American Contact Dermatitis Society, the Dermatology Section of the New York Academy of Medicine, and the New York Dermatological Association. He served as a founding board member for the American Acne and Rosacea Society, and led the national guidelines of care for individuals with Latex allergy and served on the panel to establish the national guidelines of care for Atopic Dermatitis for the American Academy of Dermatology. Dr. Cohen received his M.D. from the State University of New York at Stony Brook School of Medicine, his MPH at Columbia University, and served as an Intern at Columbia Presbyterian Medical Center, a Dermatology resident from the New York University Medical Center and a resident in Occupational and Environmental Medicine from Columbia University School of Public Health. Dr. Cohen received his B.S. from the City University of New York.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative product candidates for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation;  (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on November 9, 2018. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com